SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TRANS-LUX CORP

          GABELLI FUNDS, INC.
               THE GABELLI COUCH POTATO FUND
                                12/17/97            1,300-           13.9495
                                12/16/97            2,400-           13.9495
                                12/15/97            1,300-           13.9495
                                11/17/97            1,800-           14.0120
                                10/31/97            3,200-           14.4495


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.



                                       27
SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

CONVERTIBLE STOCK-TLXNS LUX 7.5% CV

          GABELLI FUNDS, INC.
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                12/03/97               10-          115.7500






























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.



                                       28